The information in this preliminary pricing supplement is not complete and may be changed. We may not sell these Securities until the pricing supplement, accompanying product supplement, the index supplement and the accompanying prospectus (collectively, the “Offering Documents”) are delivered in final form. The Offering Documents are not an offer to sell these Securities and we are not soliciting offers to buy these Securities in any state where the offer or sale is not permitted.

Subject to Completion

PRELIMINARY PRICING SUPPLEMENT

Dated January 24, 2020

Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-225551

(To Prospectus dated October 31, 2018,

Index Supplement dated October 31, 2018

and Product Supplement dated October 31, 2018)

UBS AG $• Capped Buffer In-GEARS
Linked to the least performing of the Russell 2000® Index and the S&P 500® Index due on or about October 6, 2025

Investment Description

UBS AG Capped Buffer In-GEARS (the “Securities”) are unsubordinated, unsecured debt securities issued by UBS AG (“UBS” or the “issuer”) linked to the least performing of the Russell 2000® Index and the S&P 500® Index (each, an “underlying asset” and together, the “underlying assets”). The amount you receive at maturity will be based on the “least performing underlying factor”, which is the underlying performance factor of the underlying asset with the lowest underlying performance factor (the “least performing underlying asset”) as compared to the other underlying asset. The “underlying performance factor” for each underlying asset will equal the final level of that underlying asset divided by its initial level (expressed as a percentage). The “initial level” of each underlying asset will be the arithmetic average of its closing levels on each trading day during the 3-month initial valuation period, and the “final level” of each underlying asset will be the arithmetic average of its closing levels on each trading day during the 3-month final valuation period, each as described further on page 2 herein.

•

If the least performing underlying factor is equal to or greater than 147% (meaning that the least performing underlying asset’s underlying performance factor is 147% or more, which equals an increase in its final level of at least 47% from its initial level), at maturity UBS will pay you a cash payment per Security resulting in a return equal to the maximum gain of 90.60%.

•	If the least performing underlying factor is equal to or greater than 117% and less than 147%, at maturity UBS will pay you a cash payment per Security resulting in a return equal to the sum of (a) 2.42 times the difference between the least performing underlying factor and 117%, plus (b) 18%.

•

If the least performing underlying factor is equal to or greater than the downside threshold of 87% and less than 117%, at maturity UBS will pay you a cash payment per Security resulting in a return equal to 0.60 times the difference between the least performing underlying factor and 87%.

•

If, however, the least performing underlying factor is less than the downside threshold of 87% (meaning that the least performing underlying asset’s underlying performance factor is less than 87%, which equals a decrease in its final level by more than 13% from its initial level), at maturity UBS will pay you a cash payment per Security that is less than the principal amount, resulting in a percentage loss on your initial investment equal to the percentage that the least performing underlying factor is less than 87%. In extreme situations, you could lose up to 87% of your initial investment.

Investing in the Securities involves significant risks. The Securities do not pay interest. You may lose up to 87% of your initial investment. You will be exposed to the market risk of each underlying asset and any decline in the level of one underlying asset from its initial level to its final level will negatively affect your return and will not be offset or mitigated by a lesser decline or any potential increase in the level of any other underlying asset. The contingent repayment of principal applies only if you hold the Securities to maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations you may not receive any amounts owed to you under the Securities and you could lose all of your initial investment.

Features

❑	Exposure to Performance of the Least Performing Underlying Asset up to the Maximum Gain: If the least performing underlying factor is at least 87%, at maturity the Securities will provide a positive return based on the excess of the least performing underlying factor over 87%. The participation in that excess ranges from 60% to 242% depending on the increase, up to the maximum gain of 90.60%.
❑	Potential for Buffered Downside Market Exposure: If the least performing underlying factor is less than the downside threshold of 87% (meaning that the least performing underlying asset’s underlying performance factor is less than 87%, which equals a decrease in its final level by more than 13% from its initial level), at maturity UBS will pay you a cash payment per Security that is less than the principal amount, resulting in a percentage loss on your initial investment equal to the percentage that the least performing underlying factor is less than 87%. In extreme situations, you could lose up to 87% of your initial investment. The contingent repayment of principal applies only if you hold the Securities to maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS.

Key Dates*

Initial Valuation Period	January 23, 2020 through April 22, 2020 (inclusive)
Trade Date	January 24, 2020
Settlement Date	January 28, 2020
Final Valuation Period	July 3, 2025 through Final Valuation Date (inclusive)
Final Valuation Date	October 1, 2025
Maturity Date	October 6, 2025
*	Expected. See page 2 for additional details.

Notice to investors: the Securities are significantly riskier than conventional debt instruments. The issuer is not necessarily obligated to repay the principal amount of the Securities at maturity, and the Securities may have downside market risk similar to an investment in the least performing underlying asset subject to the buffer. This market risk is in addition to the credit risk inherent in purchasing a debt obligation of UBS. You should not purchase the Securities if you do not understand or are not comfortable with the significant risks involved in investing in the Securities.

You should carefully consider the risks described under “Key Risks” beginning on page 4 and under “Risk Factors” beginning on page PS-9 of the accompanying product supplement before purchasing any Securities. Events relating to any of those risks, or other risks and uncertainties, could adversely affect the market value of, and the return on your Securities. You may lose up to 87% of your initial investment in the Securities. The Securities will not be listed or displayed on any securities exchange or any electronic communications network.

Security Offering

These preliminary terms relate to the Securities. The return on the Securities is subject to, and will not exceed, the “maximum gain” or the corresponding “maximum payment at maturity”. The initial level of each underlying asset will be the arithmetic average of its closing levels on each trading day during the initial valuation period, and the other terms of the Securities will be set on the trade date. The Securities are offered at a minimum investment of 100 Securities at $10 per Security (representing a $1,000 investment), and integral multiples of $10 in excess thereof.

Underlying Asset	Bloomberg Ticker	Maximum Gain	Maximum Payment at Maturity	Downside Threshold	Buffer	CUSIP	ISIN
Russell 2000® Index	RTY	90.60%	$19.06 per Security	87%	13%	90281G428	US90281G4284
S&P 500® Index	SPX

The estimated initial value of the Securities as of the trade date is expected to be between $9.485 and $9.785. The range of the estimated initial value of the Securities was determined on the date hereof by reference to UBS’ internal pricing models, inclusive of the internal funding rate. For more information about secondary market offers and the estimated initial value of the Securities, see “Key Risks — Fair value considerations” and “— Limited or no secondary market and secondary market price considerations” on pages 5 and 6 herein.

See “Additional Information about UBS and the Securities” on page ii. The Securities will have the terms specified in the accompanying product supplement relating to the Securities, dated October 31, 2018, the accompanying prospectus and this document.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this document, the accompanying product supplement, the index supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Offering of Securities	Issue Price to Public		Underwriting Discount		Proceeds to UBS AG
	Total	Per Security	Total	Per Security	Total	Per Security
Securities linked to the least performing of the Russell 2000® Index and the S&P 500® Index	$•	$10.00	$•	$0.075	$•	$9.925
UBS Financial Services Inc.	UBS Investment Bank

Additional Information about UBS and the Securities

UBS has filed a registration statement (including a prospectus, as supplemented by a product supplement for the Securities and an index supplement for various securities we may offer, including the Securities), with the Securities and Exchange Commission (the “SEC”), for the Securities to which this document relates. Before you invest, you should read these documents and any other documents relating to the Securities that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC website is 0001114446.

You may access these documents on the SEC website at www.sec.gov as follows:

♦	Market-Linked Securities product supplement dated October 31, 2018: http://www.sec.gov/Archives/edgar/data/1114446/000091412118002085/ub47016353-424b2.htm
♦	Index supplement dated October 31, 2018: http://www.sec.gov/Archives/edgar/data/1114446/000091412118002083/ub46174419-424b2.htm
♦	Prospectus dated October 31, 2018: http://www.sec.gov/Archives/edgar/data/1114446/000119312518314003/d612032d424b3.htm

References to “UBS,” “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries and references to “Securities” refer to the Capped Buffer In-GEARS that are offered hereby, unless the context otherwise requires. Also, references to the “accompanying product supplement” mean the UBS product supplement, dated October 31, 2018, references to the “index supplement” mean the UBS index supplement, dated October 31, 2018 and references to the “accompanying prospectus” mean the UBS prospectus titled “Debt Securities and Warrants,” dated October 31, 2018.

This document, together with the documents listed above, contains the terms of the Securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including all other prior pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Key Risks” herein and in “Risk Factors” in the accompanying product supplement, as the Securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before deciding to invest in the Securities.

If there is any inconsistency between the terms of the Securities described in the accompanying prospectus, the index supplement, the accompanying product supplement and this document, the following hierarchy will govern: first, this document; second, the accompanying product supplement; third, the index supplement; and last, the accompanying prospectus.

UBS reserves the right to change the terms of, or reject any offer to purchase, the Securities prior to their issuance. In the event of any changes to the terms of the Securities, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

ii

Investor Suitability

The Securities may be suitable for you if:

♦

You fully understand the payment at maturity and other provisions of the Securities and the risks of an investment in the Securities, including the risk of loss of up to 87% of your initial investment.

♦

You understand and accept that an investment in the Securities is linked to the performance of the least performing underlying asset and not a basket of the underlying assets, that you will be exposed to the individual market risk of each underlying asset and that you may lose up to 87% of your initial investment if the final level of the least performing underlying asset is less than 87% of its initial level.

♦	You believe that the final level of the least performing underlying asset will be greater than 87% of its initial level and that the least performing underlying factor will be 147% or less, which equals an increase in its final level of no more than 47% from its initial level, for a maximum gain of 90.60%.
♦	You understand and accept that your potential return on the Securities is limited to the maximum gain of 90.60% and you are willing to invest in the Securities based on the maximum gain of 90.60%.
♦

You understand and are willing to accept that the initial level and final level of each underlying asset will be determined based on the closing level of the underlying asset on each trading day during the initial valuation period and final valuation period, respectively.

♦	You can tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the levels of the underlying assets.
♦

You can accept that the risks of each underlying asset are not mitigated by the performance of any other underlying asset and the risks of investing in securities with a return based on the performance of multiple underlying assets.

♦	You do not seek current income from your investment and are willing to forgo any dividends paid on the stocks comprising each underlying asset (the “underlying equity constituents”).
♦	You understand and are willing to accept the risks associated with each underlying asset.
♦	You are willing to hold the Securities to maturity and accept that there may be little or no secondary market for the Securities.
♦

You are willing to assume the credit risk of UBS for all payments under the Securities, and understand that if UBS defaults on its obligations you may not receive any amounts due to you, including any repayment of principal.

♦

You understand that the estimated initial value of the Securities determined by our internal pricing models is lower than the issue price and that should UBS Securities LLC or any affiliate make secondary markets for the Securities, the price (not including their customary bid-ask spreads) will temporarily exceed the internal pricing model price.

The Securities may not be suitable for you if:

♦

You do not fully understand the payment at maturity and other provisions of the Securities or the risks of an investment in the Securities, including the risk of loss of up to 87% of your initial investment.

♦	You require an investment designed to provide a full return of principal at maturity.
♦

You do not understand or are unwilling to accept that an investment in the Securities is linked to the performance of the least performing underlying asset and not a basket of the underlying assets, that you will be exposed to the individual market risk of each underlying asset and that you may lose up to 87% of your initial investment if the final level of the least performing underlying asset is less than 87% of its initial level.

♦

You cannot tolerate a loss of up to 87% of your initial investment or are unwilling to make an investment that may have downside market risk similar to an investment in the least performing underlying asset, subject to the buffer.

♦

You believe that the level of at least one underlying asset will decline during the term of the Securities and that its final level is likely to be less than 87% of its initial level, or you believe that the least performing underlying factor will be greater than 147%, which equals an increase in its final level of more than 47%, for the maximum gain of 90.60%.

♦	You seek an investment that has unlimited return potential without a cap on appreciation or you are unwilling to invest in the Securities based on the maximum gain of 90.60%.
♦

You do not understand or are unwilling to accept that the initial level and final level of each underlying asset will be determined based on the closing level of the underlying asset on each trading day during the initial valuation period and final valuation period, respectively.

♦

You cannot accept that the risks of each underlying asset are not mitigated by the performance of any other underlying asset or the risks of investing in securities with a return based on the performance of multiple underlying assets.

♦	You do not understand or are not willing to accept the risks associated with the underlying assets.
♦	You seek current income from your investment or prefer to receive any dividends paid on the underlying equity constituents.
♦	You are unable or unwilling to hold the Securities to maturity or you seek an investment for which there will be an active secondary market.
♦	You are not willing to assume the credit risk of UBS for all payments under the Securities, including any repayment of principal.

The investor suitability considerations identified above are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should review “Information About the Underlying Assets” herein for more information on the underlying assets. You should also review “Key Risks” herein and the more detailed “Risk Factors” in the accompanying product supplement for risks related to an investment in the Securities.

1

Preliminary Terms

Issuer	UBS AG London Branch
Principal Amount	$10 per Security (subject to a minimum investment of 100 Securities)
Term	Approximately 68 months. In the event that we make any change to the expected trade date and settlement date, the calculation agent may adjust the final valuation period, final valuation date and maturity date to ensure that the stated term of the Securities remains the same.
Underlying Assets	The Russell 2000® Index (“RTY”) and the S&P 500® Index (“SPX”).
Maximum Gain	90.60%
Maximum Payment at Maturity	$19.06 per security
Buffer	13%
Downside Threshold	87%
Payment at Maturity (per Security)	If the least performing underlying factor is equal to or greater than 147%, UBS will pay you an amount in cash equal to:
Maximum Payment at Maturity If the least performing underlying factor is equal to or greater than 117% and less than 147%, UBS will pay you an amount in cash equal to:
$10 + {$10 x [2.42 x (Least Performing Underlying Factor – 117%) + 18%]}
If the least performing underlying factor is equal to or greater than the downside threshold of 87% and less than 117%, UBS will pay you an amount in cash equal to:

$10 + [$10 x 0.60 x (Least Performing Underlying Factor - 87%)]

If the least performing underlying factor is less than the downside threshold of 87%, UBS will pay you an amount in cash that is less than your principal amount, equal to:
$10 × (Least Performing Underlying Factor + Buffer)
In this scenario, you will suffer a percentage loss on your initial investment equal to the percentage that the least performing underlying factor is less than 87%. In extreme situations, you could lose up to 87% of your initial investment.
Underlying Performance Factor	With respect to each underlying asset, the quotient, expressed as a percentage, of the following formula: Final Level Initial Level
Least Performing Underlying Asset	The underlying asset with the lowest underlying performance factor as compared to the other underlying asset.
Least Performing Underlying Factor	The underlying performance factor of the least performing underlying asset.
Initial Level(1)	For each underlying asset, the arithmetic average of the closing level of the underlying asset on each trading day during the initial valuation period.
Final Level(1)	For each underlying asset, the arithmetic average of the closing level of the underlying asset on each trading day during the final valuation period.
Initial Valuation Period(2)	Each trading day from and including January 23, 2020 through and including April 22, 2020.
Final Valuation Period(2)	Each trading day from and including July 3, 2025 through and including the final valuation date.
Final Valuation Date(2)	October 1, 2025

(1) As determined by the calculation agent and as may be adjusted as described under “General Terms of the Securities — Discontinuance of or Adjustments to an Underlying Index; Alteration of Method of Calculation” in the accompanying product supplement.

(2) Subject to the market disruption event provisions with respect to valuation periods, as set forth in the first paragraph under “General Terms of the Securities ― Market Disruption Events ― For Securities that reference a valuation period” on page PS-36 of the accompanying product supplement.

2

Investment Timeline

Trade Date	The terms of the Securities, other than the initial level of each underlying asset, are set.
Initial Valuation Period	The closing level of each underlying asset is observed on each trading day during the initial valuation period and the initial level of each underlying asset is determined.
¯
Final Valuation Period	The closing level of each underlying asset is observed on each trading day during the final valuation period and the final level and underlying performance factor of each underlying asset are determined.
¯
Maturity Date

If the least performing underlying factor is equal to or greater than 147%, UBS will pay you an amount in cash per Security equal to:

Maximum Payment at Maturity

If the least performing underlying factor is equal to or greater than 117% and less than 147%, UBS will pay you an amount in cash per Security equal to:

$10 + {$10 x [2.42 x (Least Performing Underlying Factor – 117%) + 18%]}

If the least performing underlying factor is equal to or greater than the downside threshold of 87% and less than 117%, UBS will pay you an amount in cash per Security equal to:

$10 + [$10 x 0.60 x (Least Performing Underlying Factor - 87%)]

If the least performing underlying factor is less than the downside threshold of 87%, UBS will pay you an amount in cash per Security that is less than your principal amount, equal to:

$10 × (Least Performing Underlying Factor + Buffer)

In this scenario, you will suffer a percentage loss on your initial investment equal to the percentage that the least performing underlying factor is less than 87%. In extreme situations, you could lose up to 87% of your initial investment.

Investing in the Securities involves significant risks. You may lose up to 87% of your initial investment. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose all of your initial investment.

3

Key Risks

An investment in the Securities involves significant risks. Some of the key risks that apply to the Securities are summarized here, but we urge you to read the more detailed explanation of risks relating to the Securities generally in the “Risk Factors” section of the accompanying product supplement. We also urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Securities.

♦	Risk of loss at maturity — The Securities differ from ordinary debt securities in that UBS will not necessarily repay the principal amount of the Securities. If the least performing underlying factor is less than the downside threshold of 87% (meaning that the least performing underlying asset’s underlying performance factor is less than 87%, which equals a decrease in its final level by more than 13% from its initial level), you will lose a percentage of your principal amount equal to the percentage that the least performing underlying factor is less than 87%. In extreme situations, you could lose up to 87% of your initial investment.
♦	The stated payout from the issuer applies only at maturity — You should be willing to hold your Securities to maturity. The stated payout by the issuer is available only if you hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the then-current level of each underlying asset is equal to or greater than 87% of its initial level.
♦	The participation in the performance of the least performing underlying asset, up to the maximum gain, applies only at maturity — At maturity, if the least performing underlying factor is at least 87%, the Securities will provide a positive return based on the excess of the least performing underlying factor over 87%. The participation in that excess ranges from 60% to 242% depending on the increase, up to the maximum gain of 90.60%. If you are able to sell your Securities prior to maturity in the secondary market, the price you receive will likely not reflect the full effect of this participation feature, and the return that you realize at that time may be less than the return you would have received had you held the Securities until maturity (assume that the final level of the least performing underlying asset was equal to the then-current level of the least performing underlying asset). You can receive the full benefit of the applicable participation feature in any favorable performance of the least performing underlying asset, up to the maximum gain, from UBS only if you hold your Securities to maturity.
♦	Your potential return on the Securities is limited by the maximum gain — The return potential of the Securities is limited to the maximum gain of 90.60%. Therefore, you will not benefit from any increase in the level of any underlying asset in excess of 47% (which is the percentage increase that results in a payment at maturity equal to the maximum payment at maturity), and your return may be less than the return on a hypothetical direct investment in the least performing underlying asset.
♦	No interest payments — UBS will not pay any interest with respect to the Securities.
♦	Credit risk of UBS — The Securities are unsubordinated, unsecured debt obligations of UBS and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any repayment of principal at maturity, depends on the ability of UBS to satisfy its obligations as they come due. As a result, UBS’ actual and perceived creditworthiness may affect the market value of the Securities. If UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose all of your initial investment.
♦	Greater expected volatility generally indicates an increased risk of loss at maturity — “Volatility" refers to the frequency and magnitude of changes in the level of an underlying asset. The greater the expected volatility of an underlying asset as of the trade date, the greater the expectation is as of that date that the final level of an underlying asset could be less than 87% of its initial level and, as a consequence, indicates an increased risk of loss. However, an underlying asset's volatility can change significantly over the term of the Securities and a relatively lower least performing underlying factor at which you will receive less than the principal amount of your Securities may not necessarily indicate that the Securities have a greater likelihood of a return of principal at maturity. You should be willing to accept the downside market risk of each underlying asset and the potential to lose up to 87% of your initial investment.
♦	You are exposed to the market risk of each underlying asset — Your return on the Securities is not linked to a basket consisting of the underlying assets. Rather, it will be contingent upon the performance of each individual underlying asset. Unlike an instrument with a return linked to a basket of indices, in which risk is mitigated and diversified among all of the components of the basket, you will be exposed equally to the risks related to each underlying asset. Poor performance by any underlying asset over the term of the Securities will negatively affect your return and will not be offset or mitigated by a positive performance by any other underlying asset. For instance, you will lose a percentage of your principal amount equal to the percentage that the least performing underlying factor is less than 87% if the final level of one underlying asset is less than 87% of its initial level, even if any or all of the other underlying assets have appreciated or have not declined by as much. Accordingly, your investment is subject to the market risk of each underlying asset.
♦	Because the Securities are linked to the least performing underlying asset, you are exposed to greater risk of sustaining a significant loss on your investment than if the Securities were linked to just one underlying asset — The risk that you will suffer a loss, and possibly a significant loss, on your investment in the Securities is greater than that of investing in substantially similar securities that are linked to the performance of only one underlying asset. With more underlying assets, it is more likely that the final level of an underlying asset will be less than 87% of its initial level than if the Securities were linked to only one underlying asset.
In addition, a lower correlation between the performances of a pair of underlying assets results in a greater likelihood that the final level of one of the underlying assets will be less than 87% of its initial level. Although the correlation of the underlying assets’ performance may change over the term of the Securities, the economic terms of the Securities, including the various final levels and rates at which you participate in any beneficial performance of the least performing underlying asset, the buffer and the maximum gain, are determined, in part, based on the correlation of the underlying assets’ performance calculated using our internal models at the time when the terms of the Securities are finalized. Therefore, it is more likely that you will lose some and, in extreme situations, up to 87%, of your initial investment at maturity.
♦	The initial levels, final levels and, consequently the payment at maturity, will be based on averaging over valuation periods — Because your payment at maturity is based on the initial level and final level of the least performing underlying asset, which are the arithmetic average of the closing levels of that underlying asset on each trading day during the initial valuation period and final valuation period, respectively, your return on the Securities may be lower than the percentage decline in the level of the least performing underlying asset from the trade date to the final valuation date, and could be negative even if the least performing underlying asset remained flat or appreciated over the term of the Securities. Additionally, the secondary market value of the Securities, if such a market exists, will be impacted by the closing level of each underlying asset on any previous trading day during the final valuation period, in that those levels will impact the amount payable at maturity.

4

♦	The initial level of each underlying asset will not be determined until the end of the initial valuation period — Because the initial level of each underlying asset will be the arithmetic average of its closing levels on each trading day during the initial valuation period, the initial level will not be determined until the end of the initial valuation period. The initial valuation period is each trading day during the period specified herein and, pursuant to the market disruption event provisions as described further in the accompanying product supplement under the first paragraph of “General Terms of the Securities — Market Disruption Events — For Securities that reference a valuation period”, if a market disruption event occurs or is continuing with respect to an underlying asset on any trading day during such period, the closing level for such underlying asset for that day will be determined by the calculation agent on the earlier of the first subsequent trading day on which no market disruption event occurs or is continuing with respect to such underlying asset and the eighth subsequent trading day and, therefore, if a market disruption event occurs or is continuing with respect to an underlying asset on the last trading day during such period, the initial valuation period for such underlying asset may be extended. Accordingly, you will not know the initial level of any underlying asset for a significant period of time after the pricing date. In addition, if the closing level of any underlying asset increases on any day during the initial valuation period (relative to its closing level on the trade date), its initial level may be higher than if it had been set on the trade date and may influence whether such underlying asset ultimately becomes the least performing underlying asset. Under these circumstances, the level above which the final level of the least performing underlying asset must reach in order for you to receive a positive return on the Securities will be higher than if the initial level of each underlying asset were the closing level of that underlying asset on the trade date.
♦	Market risk — The return on the Securities, which may be negative, is directly linked to the performance of each underlying asset and indirectly linked to the value of the underlying equity constituents. The level of each underlying asset can rise or fall sharply due to factors specific to that underlying asset or its underlying equity constituents and their issuers (the “underlying constituent issuers”), such as stock price volatility, earnings and financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general market volatility and levels, interest rates and economic and political conditions.
♦	Fair value considerations.
o	The issue price you pay for the Securities will exceed their estimated initial value — The issue price you pay for the Securities will exceed their estimated initial value — The issue price you pay for the Securities will exceed their estimated initial value as of the trade date due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and projected profits. As of the close of the relevant markets on the trade date, we will determine the estimated initial value of the Securities by reference to our internal pricing models and it will be set forth in the final pricing supplement. The pricing models used to determine the estimated initial value of the Securities incorporate certain variables, including the levels and volatility of the underlying assets and underlying equity constituents, the correlation of the underlying assets, any expected dividends on the underlying equity constituents, if applicable, prevailing interest rates, the term of the Securities and our internal funding rate. Our internal funding rate is typically lower than the rate we would pay to issue conventional fixed or floating rate debt securities of a similar term. The underwriting discount, hedging costs, issuance costs, projected profits and the difference in rates will reduce the economic value of the Securities to you. Due to these factors, the estimated initial value of the Securities as of the trade date will be less than the issue price you pay for the Securities.
o	The estimated initial value is a theoretical price; the actual price that you may be able to sell your Securities in any secondary market (if any) at any time after the trade date may differ from the estimated initial value — The value of your Securities at any time will vary based on many factors, including the factors described above and in “—Market risk” above and is impossible to predict. Furthermore, the pricing models that we use are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, after the trade date, if you attempt to sell the Securities in the secondary market, the actual value you would receive may differ, perhaps materially, from the estimated initial value of the Securities determined by reference to our internal pricing models. The estimated initial value of the Securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Securities in any secondary market at any time.
o	Our actual profits may be greater or less than the differential between the estimated initial value and the issue price of the Securities as of the trade date — We may determine the economic terms of the Securities, as well as hedge our obligations, at least in part, prior to pricing the Securities on the trade date. In addition, there may be ongoing costs to us to maintain and/or adjust any hedges and such hedges are often imperfect. Therefore, our actual profits (or potentially, losses) in issuing the Securities cannot be determined as of the trade date and any such differential between the estimated initial value and the issue price of the Securities as of the trade date does not reflect our actual profits. Ultimately, our actual profits will be known only at the maturity of the Securities.
♦	Limited or no secondary market and secondary market price considerations.
o	There may be little or no secondary market for the Securities — The Securities will not be listed or displayed on any securities exchange or any electronic communications network. UBS Securities LLC and its affiliates intend, but are not required, to make a market for the Securities and may stop making a market at any time. If you are able to sell your Securities prior to maturity, you may have to sell them at a substantial loss. Furthermore, there can be no assurance that a secondary market for the Securities will develop. The estimated initial value of the Securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Securities in any secondary market at any time.
o	The price at which UBS Securities LLC and its affiliates may offer to buy the Securities in the secondary market (if any) may be greater than UBS’ valuation of the Securities at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements — For a limited period of time following the issuance of the Securities, UBS Securities LLC or its affiliates may offer to buy or sell such Securities at a price that exceeds (i) our valuation of the Securities at that time based on our internal pricing models, (ii) any secondary market prices provided by unaffiliated dealers (if any) and (iii) depending on your broker, the valuation provided on customer account statements. The price that UBS Securities LLC may initially offer to buy such Securities following issuance will exceed the valuations indicated by our internal pricing models due to the inclusion for a limited period of time of the aggregate value of the underwriting discount, hedging costs, issuance costs and theoretical projected trading profit. The portion of such amounts included in our price will decline to zero on a straight line basis over a period ending no later than the date specified under “Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any).” Thereafter, if UBS Securities LLC or an affiliate makes secondary markets in the Securities, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time. The temporary positive differential relative to our internal pricing models arises from requests from and arrangements made by UBS Securities LLC with the selling agents of structured debt securities such as the Securities. As described above, UBS Securities LLC and its affiliates intend, but are not required, to make a market for the Securities and may stop making a market at any time. The price at which UBS Securities LLC or an affiliate may make secondary markets at any time (if at all) will also reflect its then current bid-ask spread for similar sized trades of structured debt securities. UBS Financial Services Inc. and UBS Securities LLC reflect this temporary positive differential on their customer statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.

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o	Economic and market factors affecting the terms and market price of Securities prior to maturity — Because structured notes, including the Securities, can be thought of as having a debt component and a derivative component, factors that influence the values of debt instruments and options and other derivatives will also affect the terms and features of the Securities at issuance and the market price of the Securities prior to maturity. These factors include the levels of the underlying assets and the underlying equity constituents; the volatility of the underlying assets and the underlying equity constituents; the correlation of the underlying assets; any dividends paid on the underlying equity constituents, if applicable; the time remaining to the maturity of the Securities; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; the availability of comparable instruments; the creditworthiness of UBS; the then current bid-ask spread for the Securities and the factors discussed under “— Potential conflict of interest” below. These and other factors are unpredictable and interrelated and may offset or magnify each other.
o	Impact of fees and the use of internal funding rates rather than secondary market credit spreads on secondary market prices — All other things being equal, the use of the internal funding rates described above under “— Fair value considerations” as well as the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and any projected profits are, subject to the temporary mitigating effect of UBS Securities LLC’s and its affiliates’ market making premium, expected to reduce the price at which you may be able to sell the Securities in any secondary market.
♦	Owning the Securities is not the same as owning the underlying equity constituents — The return on your Securities may not reflect the return you would realize if you actually owned the underlying equity constituents. The Securities are linked to more than one underlying asset and the return you receive is based on the least performing underlying asset, whereas with a direct investment in the underlying equity constituents, poor performance in one or more underlying equity constituent could be offset or mitigated by comparably better performance of the other underlying equity constituents. Furthermore, you will not receive or be entitled to receive any dividend payments or other distributions during the term of the Securities, and any such dividends or distributions will not be factored into the calculation of the payment at maturity on your Securities. In addition, as an owner of the Securities, you will not have voting rights or any other rights that a holder of the underlying equity constituents may have.
♦	There can be no assurance that the investment view implicit in the Securities will be successful — It is impossible to predict whether and the extent to which the level of each underlying asset will rise or fall and there can be no assurance that the final level of the least performing underlying asset will be equal to or greater than 87% of its initial level. The levels of the underlying assets will be influenced by complex and interrelated political, economic, financial and other factors that affect the underlying constituent issuers. You should be willing to accept the risks associated with the relevant markets tracked by each underlying asset in general and each underlying asset’s underlying equity constituents in particular, and the risk of losing up to 87% of your initial investment.
♦	The Securities are subject to small-capitalization stock risks — The Securities are subject to risks associated with small-capitalization companies because the Russell 2000® Index is comprised of stocks of companies that are considered small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore such underlying asset may be more volatile than an index in which a greater percentage of the underlying equity constituents are issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded. In addition, small-capitalization companies are typically less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Small-capitalization companies are often given less analyst coverage and may be in early, and less predictable, periods of their corporate existences. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.
♦	The underlying assets reflect price return, not total return — The return on your Securities is based on the performance of the underlying assets, which reflect the changes in the market prices of their respective underlying equity constituents. It is not, however, linked to a “total return” index or strategy, which, in addition to reflecting those price returns, would also reflect dividends paid the underlying equity constituents. The return on your Securities will not include such a total return feature or any dividend component.
♦	Changes affecting the underlying assets could have an adverse effect on the market value of, and the amount payable on, the Securities — The policies of each index sponsor as specified under “Information About the Underlying Assets” (together, the "index sponsors"), concerning additions, deletions and substitutions of the underlying equity constituents and the manner in which the index sponsor takes account of certain changes affecting those underlying equity constituents may adversely affect the levels of the underlying assets. The policies of the index sponsors with respect to the calculation of the underlying assets could also adversely affect the levels of the underlying assets. The index sponsors may discontinue or suspend calculation or dissemination of the underlying assets. Any such actions could have an adverse effect on the market value of, and the amount payable on, the Securities.
♦	UBS cannot control actions by the index sponsors and the index sponsors have no obligation to consider your interests — UBS and its affiliates are not affiliated with the index sponsors and have no ability to control or predict their actions, including any errors in or discontinuation of public disclosure regarding methods or policies relating to the calculation of the underlying assets. The index sponsors are not involved in the Securities offering in any way and have no obligation to consider your interest as an owner of the Securities in taking any actions that might affect the market value of, and the amount payable on, your Securities.
♦	Potential UBS impact on price — Trading or transactions by UBS or its affiliates in the underlying asset or any underlying equity constituent, listed and/or over-the-counter options, futures or other instruments with returns linked to the performance of the underlying assets or any underlying equity constituent may adversely affect the performance of the underlying assets and, therefore, the market value of, and the amount payable on, the Securities.
♦	Potential conflict of interest — UBS and its affiliates may engage in business with any underlying constituent issuer, which may present a conflict between the obligations of UBS and you, as a holder of the Securities. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS. The calculation agent can postpone the determination of the terms of the Securities on the final day of the initial valuation period if a market disruption event occurs or is continuing on that day, or on the final valuation date, if a market disruption event affecting an underlying asset occurs and is continuing on that day. As UBS determines the economic terms of the Securities, including the various final levels and rates at which you participate in any beneficial performance of the least performing underlying asset, the buffer and the maximum gain, and such terms include the underwriting discount, hedging costs, issuance costs and projected profits, the Securities represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments.

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♦	Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the underlying assets to which the Securities are linked.
♦	The Securities are not bank deposits — An investment in the Securities carries risks which are very different from the risk profile of a bank deposit placed with UBS or its affiliates. The Securities have different yield, and/or return, liquidity and risk profiles and would not benefit from any protection provided to deposits.
♦	If UBS experiences financial difficulties, FINMA has the power to open restructuring or liquidation proceedings in respect of, and/or impose protective measures in relation to, UBS, which proceedings or measures may have a material adverse effect on the terms and market value of the Securities and/or the ability of UBS to make payments thereunder — The Swiss Financial Market Supervisory Authority (“FINMA”) has broad statutory powers to take measures and actions in relation to UBS if (i) it concludes that there is justified concern that UBS is over-indebted or has serious liquidity problems or (ii) UBS fails to fulfill the applicable capital adequacy requirements (whether on a standalone or consolidated basis) after expiry of a deadline set by FINMA. If one of these pre-requisites is met, FINMA is authorized to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. The Swiss Banking Act grants significant discretion to FINMA in connection with the aforementioned proceedings and measures. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. The resolution regime of the Swiss Banking Act is further detailed in the FINMA Banking Insolvency Ordinance (“BIO-FINMA”). In a restructuring proceeding, FINMA, as resolution authority, is competent to approve the resolution plan. The resolution plan may, among other things, provide for (a) the transfer of all or a portion of UBS’ assets, debts, other liabilities and contracts (which may or may not include the contractual relationship between UBS and the holders of Securities) to another entity, (b) a stay (for a maximum of two business days) on the termination of contracts to which UBS is a party, and/or the exercise of (w) rights to terminate, (x) netting rights, (y) rights to enforce or dispose of collateral or (z) rights to transfer claims, liabilities or collateral under contracts to which UBS is a party, (c) the conversion of UBS’ debt and/or other obligations, including its obligations under the Securities, into equity (a “debt-to-equity” swap), and/or (d) the partial or full write-off of obligations owed by UBS (a “write-off”), including its obligations under the Securities. The BIO-FINMA provides that a debt-to-equity swap and/or a write-off of debt and other obligations (including the Securities) may only take place after (i) all debt instruments issued by UBS qualifying as additional tier 1 capital or tier 2 capital have been converted into equity or written-off, as applicable, and (ii) the existing equity of UBS has been fully cancelled. While the BIO-FINMA does not expressly address the order in which a write-off of debt instruments other than debt instruments qualifying as additional tier 1 capital or tier 2 capital should occur, it states that debt-to-equity swaps should occur in the following order: first, all subordinated claims not qualifying as regulatory capital; second, all other claims not excluded by law from a debt-to-equity swap (other than deposits); and third, deposits (in excess of the amount privileged by law). However, given the broad discretion granted to FINMA as the resolution authority, any restructuring plan in respect of UBS could provide that the claims under or in connection with the Securities will be partially or fully converted into equity or written-off, while preserving other obligations of UBS that rank pari passu with, or even junior to, UBS’ obligations under the Securities. Consequently, holders of Securities may lose all of some of their investment in the Securities. In the case of restructuring proceedings with respect to a systemically important Swiss bank (such as UBS), the creditors whose claims are affected by the restructuring plan will not have a right to vote on, reject, or seek the suspension of the restructuring plan. In addition, if a restructuring plan has been approved by FINMA, the rights of a creditor to seek judicial review of the restructuring plan (e.g., on the grounds that the plan would unduly prejudice the rights of holders of Securities or otherwise be in violation of the Swiss Banking Act) are very limited. In particular, a court may not suspend the implementation of the restructuring plan. Furthermore, even if a creditor successfully challenges the restructuring plan, the court can only require the relevant creditor to be compensated ex post and there is currently no guidance as to on what basis such compensation would be calculated or how it would be funded.
♦	Dealer incentives — UBS and its affiliates act in various capacities with respect to the Securities. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Securities. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Securities and such compensation may serve as an incentive to sell these Securities instead of other investments. We will pay a total underwriting compensation in an amount equal to the underwriting discount listed on the cover hereof per Security to any of our affiliates acting as agents or dealers in connection with the distribution of the Securities. Given that UBS Securities LLC and its affiliates temporarily maintain a market making premium, it may have the effect of discouraging UBS Securities LLC and its affiliates from recommending sale of your Securities in the secondary market.
♦	Uncertain tax treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should consult your tax advisor about your tax situation. See “What Are the Tax Consequences of the Securities?” herein and “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards”, in the accompanying product supplement.

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Hypothetical Examples

The below examples, table and payoff diagram are based on hypothetical terms. Other than the actual initial levels, which will be determined on the last day of the initial valuation period, the actual terms of the Securities will be set on the trade date and will be indicated on the cover of the final pricing supplement.

The examples, table and payoff diagram below illustrate the payment at maturity for a $10 Security on a hypothetical offering of the Securities, with the following assumptions (amounts may have been rounded for ease of reference):

Term:	Approximately 68 months
Buffer:	13%
Maximum Gain:	90.60%
Maximum payment at maturity:	$19.06 per Security
Downside Threshold:	87%
Initial Level:
Underlying Asset A:	1,500
Underlying Asset B:	3,000

Example 1: The final level of the least performing underlying asset is 200% of its initial level.

Because the least performing underlying factor of 200% is equal to or greater than 147%, the payment at maturity per Security will be equal to the maximum payment at maturity of $19.06 (a 90.60% total return).

Example 2: The final level of the least performing underlying asset is 132% of its initial level.

Because the least performing underlying factor of 132% is equal to or greater than 117% and less than 147%, the payment at maturity per Security will be calculated as follows:

$10 + {$10 x [2.42 x (Least Performing Underlying Factor – 117%) + 18%]}
= $10 + {$10 x [2.42 x (132% – 117%) + 18%]}
= $15.43 per Security (a 54.30% total return).

Example 3: The final level of the least performing underlying asset is 110% of its initial level.

Because the least performing underlying factor of 110% is equal to or greater than the downside threshold of 87% and less than 117%, the payment at maturity per Security will be calculated as follows:

$10 + [$10 x 0.60 x (Least Performing Underlying Factor – 87%)]
= $10 + [$10 x 0.60 x (110% – 87%)]
= $11.38 per Security (a 13.80% total return).

Example 4: The final level of the least performing underlying asset is 100% of its initial level.

Because the least performing underlying factor of 100% is equal to or greater than the downside threshold of 87% and less than 117%, the payment at maturity per Security will be calculated as follows:

$10 + [$10 x 0.60 x (Least Performing Underlying Factor – 87%)]
= $10 + [$10 x 0.60 x (100% – 87%)]
= $10.78 per Security (a 7.80% total return).

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Example 5: The final level of the least performing underlying asset is 87% of its initial level.

Because the least performing underlying factor of 87% is equal to or greater than the downside threshold of 87% and less than 117%, the payment at maturity per Security will be calculated as follows:

$10 + [$10 x 0.60 x (Least Performing Underlying Factor – 87%)]

= $10 + [$10 x 0.60 x (87% – 87%)]

= $10.00 per Security (a 0.00% total return).

Example 6: The final level of the least performing underlying asset is 40% of its initial level.

Because the least performing underlying factor of 40% is less than the downside threshold of 87%, the payment at maturity per Security will be less than the principal amount, calculated as follows:

$10 × (Least Performing Underlying Factor + Buffer)

= $10 × (40% + 13%)

= $5.30 per Security (a 47.00% loss).

In this scenario, you will suffer a percentage loss on your initial investment equal to the percentage that the least performing underlying factor is less than 87%. In extreme situations, you could lose up to 87% of your initial investment.

Least Performing Underlying Asset(1)		Payment and Return at Maturity
Final Level	Least Performing Underlying Factor(2)	Payment at Maturity (per Security)	Security Total Return at Maturity
3,000.00	200.00%	$19.06	90.60%
2,250.00	150.00%	$19.06	90.60%
2,205.00	147.00%	$19.06	90.60%
2,100.00	140.00%	$17.37	73.66%
2,025.00	135.00%	$16.16	61.56%
1,950.00	130.00%	$14.95	49.46%
1,875.00	125.00%	$13.74	37.36%
1,800.00	120.00%	$12.53	25.26%
1,755.00	117.00%	$11.80	18.00%
1,740.00	116.00%	$11.74	17.40%
1,650.00	110.00%	$11.38	13.80%
1,560.00	104.00%	$11.02	10.20%
1,500.00	100.00%	$10.78	7.80%
1,470.00	98.00%	$10.66	6.60%
1,440.00	96.00%	$10.54	5.40%
1,410.00	94.00%	$10.42	4.20%
1,380.00	92.00%	$10.30	3.00%
1,350.00	90.00%	$10.18	1.80%
1,305.00	87.00%	$10.00	0.00%
1,290.00	86.00%	$9.90	-1.00%
1,200.00	80.00%	$9.30	-7.00%
900.00	60.00%	$7.30	-27.00%
600.00	40.00%	$5.30	-47.00%
300.00	20.00%	$3.30	-67.00%
150.00	10.00%	$2.30	-77.00%
0.00	0.00%	$1.30	-87.00%

(1)	Assumes Underlying Asset A is the Least Performing Underlying Asset.

(2)	The Least Performing Underlying Factor excludes any cash dividends.

We make no representation or warranty as to which of the underlying assets will be the least performing underlying asset for the purposes of calculating your actual payment at maturity.

Investing in the Securities involves significant risks. You may lose up to 87% of your initial investment. Specifically, if the underlying performance factor of any underlying asset is less than 87%, you will lose a percent of your principal amount equal to the percentage that the least performing underlying factor is less than 87%. In extreme situations, you could lose up to 87% of your initial investment.

You will be exposed to the market risk of each underlying asset and any decline in the final level of one underlying asset may negatively affect your return and will not be offset or mitigated by a lesser decline or any potential increase in the final level of any other underlying asset. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose all of your initial investment.

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Information About the Underlying Assets

All disclosures contained in this document regarding the underlying assets are derived from publicly available information. UBS has not conducted any independent review or due diligence of any publicly available information with respect to any underlying asset. You should make your own investigation into each underlying asset.

Included on the following pages is a brief description of each underlying asset. This information has been obtained from publicly available sources. Set forth below is a graph that illustrates the past performance for each underlying asset. The information given below is for the period indicated. We obtained the past performance information set forth below from Bloomberg Professional® service (“Bloomberg”) without independent verification. You should not take the historical levels of the underlying assets as an indication of future performance.

Russell 2000® Index

We have derived all information regarding the Russell 2000® Index (“RTY”) contained in this document, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by the Frank Russell Company (its “index sponsor” or “FTSE Russell”).

RTY is published by FTSE Russell, but FTSE Russell has no obligation to continue to publish RTY, and may discontinue publication of RTY at any time. RTY is determined, comprised and calculated by FTSE Russell without regard to the Securities.

As discussed more fully in the index supplement under the heading “Underlying Indices and Underlying Asset Publishers – Russell 2000 Index,” RTY measures the composite price performance of the smallest 2,000 companies included in the Russell 3000 Index. The Russell 3000 Index is composed of the 3,000 largest United States companies by market capitalization and represents approximately 98% of the market capitalization of the United States equity market. RTY value is calculated by adding the market values of the index’s component stocks and then dividing the derived total market capitalization by the “adjusted” capitalization of RTY on the base date of December 31, 1986.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or any document incorporated by reference. UBS has not conducted any independent review or due diligence of any publicly available information with respect to RTY.

Historical Information

The graph below illustrates the performance of RTY from January 1, 2010 through January 23, 2020, based on the daily closing levels as reported by Bloomberg, without independent verification. UBS has not conducted any independent review or due diligence of any publicly available information obtained from Bloomberg. The actual initial level of RTY will be the arithmetic average of the closing level of RTY on each trading day during the initial valuation period. Past performance of RTY is not indicative of the future performance of RTY during the term of the Securities.

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S&P 500® Index

We have derived all information regarding the S&P 500® Index ("SPX") contained in this document, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by S&P Dow Jones Indices LLC (its "index sponsor" or "S&P Dow Jones").

SPX is published by S&P Dow Jones, but S&P Dow Jones has no obligation to continue to publish SPX, and may discontinue publication of SPX at any time. SPX is determined, comprised and calculated by S&P Dow Jones without regard to the Securities.

As discussed more fully in the index supplement under the heading “Underlying Indices and Underlying Index Publishers — S&P 500® Index”, SPX is intended to provide an indication of the pattern of common stock price movement. The calculation of the value of SPX is based on the relative value of the aggregate market value of the common stock of 500 companies as of a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. Eleven main groups of companies comprise SPX, with the percentage weight of each group in the index as a whole as of December 31, 2019 as follows: Information Technology (23.2%), Health Care (14.2%), Financials (13%), Communication Services (10.4%), Consumer Discretionary (9.8%), Industrials (9.1%), Consumer Staples (7.2%), Energy (4.3%), Utilities (3.3%), Real Estate (2.9%) and Materials (2.7%). The weightings for each sector are rounded to the nearest tenth of a percent and, therefore, may not equal 100%. As of September 28, 2018, the index sponsor broadened the then-current Telecommunication Services Sector and renamed it Communication Services. The renamed Sector includes the existing telecommunication companies, as well as companies selected from the Consumer Discretionary Sector previously classified under the Media Industry Group and the Internet & Direct Marketing Retail Sub-Industry, along with select companies previously classified in the Information Technology Sector. Effective February 20, 2019, company additions to SPX should have an unadjusted company market capitalization of $8.2 billion or more (an increase from the previous requirement of an unadjusted company market capitalization of $6.1 billion or more) and a security level float-adjusted market capitalization that is at least $4.1 billion.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. UBS has not conducted any independent review or due diligence of any publicly available information with respect to SPX.

Historical Information

The graph below illustrates the performance of SPX from January 1, 2010 through January 23, 2020, based on the daily closing levels as reported by Bloomberg, without independent verification. UBS has not conducted any independent review or due diligence of any publicly available information obtained from Bloomberg. The actual initial level of SPX will be the arithmetic average of the closing level of SPX on each trading day during the initial valuation period. Past performance of SPX is not indicative of the future performance of SPX during the term of the Securities.

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Correlation of the Underlying Assets

The graph below illustrates the daily performance of the underlying assets from January 1, 2010 through January 23, 2020. For comparison purposes, each underlying asset has been normalized to have a closing level of 100 on January 1, 2010 by dividing the closing level of that underlying asset on each trading day by the closing level of that underlying asset on January 1, 2010 and multiplying by 100. We obtained the closing levels used to determine the normalized closing levels set forth below from Bloomberg, without independent verification.

The closer the relationship of the daily returns of the underlying assets over a given period, the more positively correlated those underlying assets are. The lower (or more negative) the correlation of the underlying assets, the less likely it is that those underlying assets will move in the same direction and therefore, the greater the potential for the final level of one of those underlying assets to be less than the downside threshold of 87% of its initial level. This is because the less positively correlated the underlying assets are, the greater the likelihood that at least one of the underlying assets will decrease in value. However, even if the underlying assets have a higher positive correlation, the final level of one or more of the underlying assets might be less than the downside threshold of 87% of its initial level, as the underlying assets may decrease in value together. Although the correlation of the underlying assets’ performance may change over the term of the Securities, the correlations referenced in setting the terms of the Securities are calculated using UBS’ internal models at the time when the terms of the Securities are set and are not derived from the daily returns of the underlying assets over the period set forth below. A lower least performing underlying factor at which you will receive less than the principal amount of your Securities at maturity is generally associated with a lower correlation of the underlying assets, which reflects a greater potential for a loss on your investment at maturity. See “Key Risks —Greater expected volatility generally indicates an increased risk of loss at maturity”, “— You are exposed to the market risk of each underlying asset” and “—Because the Securities are linked to the performance of the least performing underlying asset, you are exposed to greater risk of sustaining a significant loss on your investment than if the Securities were linked to just one underlying asset” herein.

Past performance of the underlying assets is not indicative of the future performance of the underlying assets.

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What Are the Tax Consequences of the Securities?

The U.S. federal income tax consequences of your investment in the Securities are uncertain. There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the Securities. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards”, in the accompanying product supplement and to discuss the tax consequences of your particular situation with your tax advisor. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Treasury Department (the “Treasury”) regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of your investment in the Securities, and the following discussion is not binding on the IRS.

U.S. Tax Treatment. Pursuant to the terms of the Securities, UBS and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize your Securities as prepaid derivative contracts with respect to the underlying asset. If your Securities are so treated, you should generally recognize gain or loss upon the taxable disposition of your Securities in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Securities. Such gain or loss should generally be long-term capital gain or loss if you have held your Securities for more than one year (otherwise such gain or loss should be short-term capital gain or loss if held for one year or less). The deductibility of capital losses is subject to limitations.

Based on certain factual representations received from us, our counsel, Cadwalader, Wickersham & Taft LLP, is of the opinion that it would be reasonable to treat your Securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Securities, it is possible that your Securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the Securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards”, in the accompanying product supplement.

Except to the extent otherwise required by law, UBS intends to treat your Securities for U.S. federal income tax purposes in accordance with the treatment described above and under “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards”, in the accompanying product supplement, unless and until such time as the Treasury and the IRS determine that some other treatment is more appropriate.

Notice 2008-2. In 2007, the IRS released a notice that may affect the taxation of holders of the Securities. According to Notice 2008-2, the IRS and the Treasury are actively considering whether the holder of an instrument similar to the Securities should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations.

Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates or certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include any income or gain realized with respect to the Securities, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), $125,000 for a married individual filing a separate return or the dollar amount at which the highest tax bracket begins for an estate or trust. The 3.8% Medicare tax is determined in a different manner than the income tax. U.S. holders should consult their tax advisors as to the consequences of the 3.8% Medicare tax.

Specified Foreign Financial Assets. Certain U.S. holders that own “specified foreign financial assets” in excess of an applicable threshold may be subject to reporting obligations with respect to such assets with their tax returns, especially if such assets are held outside the custody of a U.S. financial institution. U.S. holders are urged to consult their tax advisors as to the application of this legislation to their ownership of the Securities.

Non-U.S. Holders. Subject to Section 871(m) of the Code and “FATCA”, discussed below, if you are a non-U.S. holder you should generally not be subject to U.S. withholding tax with respect to payments on your Securities or to generally applicable information reporting and backup withholding requirements with respect to payments on your Securities if you comply with certain certification and identification requirements as to your non-U.S. status (by providing us (and/or the applicable withholding agent) with a fully completed and duly executed applicable IRS Form W-8). Subject to Section 897 of the Code and Section 871(m) of the Code, discussed below, gain from the taxable disposition of a Security generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S., (ii) the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied or (iii) the non-U.S. holder has certain other present or former connections with the U.S.

Section 897. We will not attempt to ascertain whether any underlying constituent issuer would be treated as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. We also have not attempted to determine whether the Securities should be treated as “United States real property interests” (“USRPI”) as defined in Section 897 of the Code. If any underlying constituent issuer and the Securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a Security upon a taxable disposition of the Security to the U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of an underlying constituent issuer as a USRPHC and the Securities as USRPI.

Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities or indices containing U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta-one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2018. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2023.

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Based on our determination that the Securities are not “delta-one” with respect to any underlying asset or any underlying equity constituent, our counsel is of the opinion that the Securities should not be delta-one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations made upon issuance of the Securities. If withholding is required, we will not make payments of any additional amounts.

Nevertheless, after issuance, it is possible that your Securities could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting an underlying asset, the underlying equity constituents or your Securities, and following such occurrence your Securities could be treated as delta-one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the Securities under these rules if you enter, or have entered, into certain other transactions in respect of an underlying asset, the underlying equity constituents or the Securities. If you enter, or have entered, into other transactions in respect of an underlying asset, the underlying equity constituents or the Securities, you should consult your tax advisor regarding the application of Section 871(m) of the Code to your Securities in the context of your other transactions.

Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the Securities, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the Securities.

Foreign Account Tax Compliance Act. The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S. -source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. -source interest or dividends) and “passthru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account of the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or do not certify that they do not have any substantial U.S. owners) to withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

Pursuant to final and temporary Treasury regulations and other IRS guidance, the withholding and reporting requirements under FATCA will generally apply to certain "withholdable payments", will not apply to gross proceeds on a sale or disposition, and will apply to certain foreign passthru payments only to the extent that such payments are made after the date that is two years after final regulations defining the term "foreign passthru payment" are published. If withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules.

Investors should consult their tax advisors about the application of FATCA, in particular if they may be classified as financial institutions (or if they hold their Securities through a foreign entity) under the FATCA rules.

Proposed Legislation. In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities.

Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If it had been enacted, the effect of this legislation generally would have been to require instruments such as the Securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.

It is not possible to predict whether any similar or identical bills will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities. You are urged to consult your tax advisor regarding the possible changes in law and their possible impact on the tax treatment of your Securities.

Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the application of U.S. federal income tax laws to their particular situation, as well as any tax consequences of the purchase, beneficial ownership and disposition of the Securities arising under the laws of any state, local, non-U.S. or other taxing jurisdiction.

14

Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)

We will agree to sell to UBS Securities LLC and UBS Securities LLC will agree to purchase, all of the Securities at the issue price to the public less the underwriting discount indicated on the cover hereof. UBS Securities LLC will agree to resell all of the Securities to UBS Financial Services Inc. at a discount from the issue price to the public equal to the underwriting discount indicated on the cover hereof.

Conflicts of Interest — Each of UBS Securities LLC and UBS Financial Services Inc. is an affiliate of UBS and, as such, has a "conflict of interest" in this offering within the meaning of the Financial Industry Regulatory Authority, Inc. ("FINRA") Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the Securities, thus creating an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of FINRA Rule 5121. Neither UBS Securities LLC nor UBS Financial Services Inc. is permitted to sell Securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

UBS Securities LLC and its affiliates may offer to buy or sell the Securities in the secondary market (if any) at prices greater than UBS' internal valuation — The value of the Securities at any time will vary based on many factors that cannot be predicted. However, the price (not including UBS Securities LLC's or any affiliate's customary bid-ask spreads) at which UBS Securities LLC or any affiliate would offer to buy or sell the Securities immediately after the trade date in the secondary market is expected to exceed the estimated initial value of the Securities as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than 3 months after the trade date, provided that UBS Securities LLC may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, UBS Securities LLC and its affiliates intend, but are not required, to make a market for the Securities and may stop making a market at any time. For more information about secondary market offers and the estimated initial value of the Securities, see "Key Risks - Fair value considerations" and "- Limited or no secondary market and secondary market price considerations" herein.

Prohibition of Sales to EEA Retail Investors — The Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area ("EEA"). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended ("MiFID II"); (ii) a customer within the meaning of Directive 2002/92/EC, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC, as amended. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the "PRIIPs Regulation"), for offering or selling the Securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

15

You should rely only on the information incorporated by reference or provided in this preliminary pricing supplement, the accompanying product supplement, the index supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these Securities in any state where the offer is not permitted. You should not assume that the information in this preliminary pricing supplement is accurate as of any date other than the date on the front of the document.

TABLE OF CONTENTS

Preliminary Pricing Supplement

Investment Description	i
Features	i
Key Dates	i
Seucrity Offering	i
Additional Information about UBS and the Securities	ii
Investor Suitability	1
Preliminary Terms	2
Investment Timeline	3
Key Risks	4
Hypothetical Examples	8
Information About the Underlying Asset	10
Correlation of the Underlying Assets	12
What Are the Tax Consequences of the Securities?	13
Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)	15

Product Supplement

Product Supplement Summary	PS-1
Specific Terms of Each Security Will Be Described in the Applicable Supplements	PS-1
The Securities are Part of a Series	PS-1
Denomination	PS-2
Coupons	PS-2
Early Redemption	PS-3
Payment at Maturity for the Securities	PS-3
Defined Terms Relating to Payment on the Securities	PS-4
Valuation Dates	PS-5
Valuation Periods	PS-6
Payment Dates	PS-6
Closing Level	PS-7
Intraday Level	PS-7
What are the Tax Consequences of the Securities?	PS-8
Risk Factors	PS-9
General Terms of the Securities	PS-29
Use of Proceeds and Hedging	PS-52
Material U.S. Federal Income Tax Consequences	PS-53
Certain ERISA Considerations	PS-75
Supplemental Plan of Distribution (Conflicts of Interest)	PS-76

Index Supplement

Index Supplement Summary	IS-1
Underlying Indices And Underlying Index Publishers	IS-2
Dow Jones Industrial AverageTM	IS-2
NASDAQ-100 Index®	IS-4
Russell 2000® Index	IS-10
S&P 500® Index	IS-15
Commodity Indices	IS-20
Bloomberg Commodity IndexSM	IS-20
UBS Bloomberg Constant Maturity Commodity Index Excess Return	IS-27
Non-U.S. Indices	IS-32
EURO STOXX 50® Index	IS-32

FTSETM 100 Index	IS-38
Hang Seng China Enterprises Index	IS-41
MSCI Indexes	IS-45
MSCI-EAFE® Index	IS-45
MSCI® Emerging Markets IndexSM	IS-45
MSCI® Europe Index	IS-45

Prospectus

Introduction	1
Cautionary Note Regarding Forward-Looking Statements	3
Incorporation of Information About UBS AG	4
Where You Can Find More Information	5
Presentation of Financial Information	6
Limitations on Enforcement of U.S. Laws Against UBS, Its Management and Others	6
UBS	7
Swiss Regulatory Powers	10
Use of Proceeds	11
Description of Debt Securities We May Offer	12
Description of Warrants We May Offer	32
Legal Ownership and Book-Entry Issuance	47
Considerations Relating to Indexed Securities	52
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	55
U.S. Tax Considerations	58
Tax Considerations Under the Laws of Switzerland	69
Benefit Plan Investor Considerations	71
Plan of Distribution	73
Conflicts of Interest	75
Validity of the Securities	76
Experts	76

$•

UBS AG

Capped Buffer In-GEARS

due on or about October 6, 2025

Preliminary Pricing Supplement dated January 24, 2020

(To Product Supplement dated October 31, 2018,

Index Supplement dated October 31, 2018

and Prospectus dated October 31, 2018)

UBS Investment Bank

UBS Financial Services Inc.